Exhibit 5.5

April 8, 2004

Atrium Companies, Inc.
3890 West Northwest Highway
Suite 500
Dallas, Texas

Ladies and Gentlemen:

               We have acted as counsel to Atrium Door and Window Company of the Northeast, a Connecticut corporation (the “Company”), a subsidiary of Atrium Companies, Inc. (“Atrium Companies”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Atrium Companies and the subsidiaries of Atrium Companies, including the Company, listed in the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance by Atrium Companies of up to $50,000,000 aggregate principal amount of its 10 1/2% Senior Notes due 2009 (the “New Notes”) and the issuance by the Company of the guarantees dated December 10, 2003 with respect to the New Notes (individually, a “Guarantee” and collectively, the “Guarantees”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

               As such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including:

(i)	the Third Supplemental Indenture dated as of November 18, 2003 by and among Atrium Companies, as issuer, Wing Industries, Inc., R.G. Darby, Inc., Total Trim, Inc., Atrium Door and Window Company of Arizona, the Company, Atrium Door and Window Company – West Coast, Atrium Vinyl, Inc., Thermal Industries, Inc., Atrium Door and Window Company of the Northwest, Atrium Door and Window Company of the Rockies, Atrium Extrusion Systems, MD Casting, Inc. and Aluminum Screen Manufacturers, Inc., as guarantors, and U.S. Bank National

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Association, as trustee to the Indenture (as defined therein) dated as of May 17, 1999 (the “Third Supplemental Indenture”);

(ii)	the certificate of incorporation of the Company, certified as of December 8, 2003 by the Secretary of State of Connecticut (the “Certified Charter”), and the bylaws of the Company as presently in effect as certified by the Secretary of the Company as of the date hereof (collectively, with the Certified Charter, the “Charter Documents”);

(ii)	a certificate of the Secretary of State of the State of Connecticut as to the incorporation and good standing of the Company under the laws of the State of Connecticut as of April 6, 2004 (the “Good Standing Certificate”); and

(iii)	resolutions adopted by the Company’s board of directors on December 10, 2003, certified by the Secretary of the Company’s relating to the execution and delivery of, and the performance by the Company of its obligations under the Transaction Documents (as defined below).

               In addition to the foregoing, we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

               The Third Supplemental Indenture and the Guarantee are referred to herein, individually, as a “Transaction Document” and, collectively, as the “Transaction Documents”.

               In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the Company); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such originals were authentic and complete; (v) the legal capacity of all individuals executing documents; and (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct and that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate. As to all questions of fact material to this opinion, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

April 8, 2004

               Statements in this opinion which are qualified by the expression “to our knowledge” or “known to us” or other expressions of like import are limited to the current actual knowledge of the individual attorneys in this Firm who have devoted substantive attention to the representation of the Company in connection with the preparation, negotiation, execution and delivery of the Transaction Documents (but not the knowledge of any other attorney in this Firm or any constructive or imputed knowledge of any information, whether by reason of our representation of the Company or otherwise). We have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation.

               Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

               1. The Company is validly existing as a corporation in good standing under the laws of the state of Connecticut; and the Company has the corporate power to execute, deliver and perform its respective obligations under the Guarantee.

               2. The execution, delivery and performance by the Company of each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Company, and each Transaction Document has been duly executed and delivered by the Company.

               3. The execution and delivery of each of the Transaction Documents by the Company and the performance of its obligations thereunder does not (a) violate any provisions of the Charter Documents; (b) cause the Company to violate any Connecticut law, regulation or rule applicable to the Company; or (c) cause the Company to violate any order, judgment or decree of any Connecticut State court or governmental instrumentality to which the Company is a named party and which is known to us.

               The opinions expressed herein are subject to the following exceptions, qualifications and limitations:

     A. We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) anti-fraud laws or state securities laws; (ii) pension and employee benefit laws; (iii) state antitrust and unfair competition laws; (iv) the statutes, ordinances, administrative decisions and rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the state or regional level); (v) state environmental laws; (vi) state

April 8, 2004

land use and subdivision laws; (vii) state tax laws; (viii) state laws relating to communications; (ix) state racketeering laws; (x) state health and safety laws; (xi) state laws concerning aviation; (xii) state laws concerning public utilities; (xiii) state labor laws; (xiv) state laws and policies concerning (A) national and local emergencies, (B) possible judicial deference to acts of sovereign states, and (C) criminal and civil forfeiture laws; and (xv) other state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

     B. We express no opinion with respect to the truth of the factual representations and warranties contained in any of the Transaction Documents, or any document or agreement (including the exhibits or schedules to any Transaction Document) other than the Transaction Documents regardless of whether such document or agreement is referred to in the Transaction Documents.

     C. With respect to our opinions set forth in paragraph 1 above, with your permission, we are relying solely and without independent investigation on our review and examination of the Good Standing Certificate and a certificate of an officer of the Company and any documents certified to us thereby.

     D. Our opinion in paragraph 3(b) above is limited solely to laws, rules and regulations (other than the Excluded Laws) that in our experience are generally applicable to transactions in the nature of those contemplated by the Transaction Documents between unregulated parties.

               Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph A with respect to Excluded Laws), we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the internal laws of the State of Connecticut.

               This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

               This opinion is rendered solely to you in connection with the Registration Statement filed by Atrium Companies and the Guarantors with the Commission under the Securities Act. This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent. This opinion is rendered to you as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery as permitted above, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof

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in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

               We hereby consent to the references in the Registration Statement to our Firm under the caption “Legal Matters”, and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

               Very truly yours,